UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2007
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Adoption of Executive Incentive Plan Performance Goals for the Second Half of Calendar Year 2007
     On August 6, 2007, based upon the recommendation of its Compensation Committee (the “Committee”), the Board of Directors (the “Board”) of Lam Research Corporation established its corporate performance goal under Lam’s 2004 Executive Incentive Plan for the second half of calendar year 2007 for Stephen G. Newberry, the Company’s Chief Executive Officer based on operating profit objectives. Individual performance goals including financial and other objectives established for Mr. Newberry in January 2007 remain in effect for the second half of calendar year 2007. Financial goals that continue in effect for the second half of calendar year 2007 include revenue, gross margin and cash generation targets. Non-financial targets include certain market position objectives. Mr. Newberry’s target incentive amount is 100% of his salary. The range for actual incentive awards, from zero to 2.4 times the target amount based on both corporate and individual performance factors, is the same for the second half of calendar year 2007 as it was for the first half. To the extent that the actual performance (whether corporate or individual) falls below predetermined performance targets, incentive awards are determined as a declining percentage of the target incentive amount. No incentive awards are paid under the incentive plan if predetermined minimum financial performance targets are not met.
     On August 6, 2007, the Committee also confirmed that corporate performance goals established for the first half of its calendar year 2007 incentive plan for its named executive officers other than the Chief Executive Officer and Executive Chairman, including Martin B. Anstice and Ernest E. Maddock, would continue for the second half of the year. The 2007 incentive plan provides for the payment of incentive bonuses upon achievement of certain corporate, organizational and individual performance objectives. The corporate performance objective is based on the Company’s operating profit. Each officer was assigned a target percentage of his or her base salary for the period, and the calculated incentive amounts, which may range from zero to 2.4 times the target amounts based on the achievement of the specified performance objectives, are the same for the second half of calendar year 2007 as they were for the first half. The calculated bonus amounts will vary to the extent that the actual performance exceeds or falls below performance targets. The amount of the final incentive payments is subject to the discretion of the Committee and may vary from the calculated incentive amount.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2007

LAM RESEARCH CORPORATION
By:	/s/ James D. Wheat
James D. Wheat
Vice President, Corporate Controller